WERNER & KENNEDY
                                  1633 BROADWAY
                              NEW YORK, N.Y. 10019
                                   ---------

                            TELEPHONE (212) 408-6900
                            FACSIMILE (212) 408-6950

Writer's Direct Dial Number
(212) 408-6900


                                                              December 23, 1996


American Skandia Trust
One Corporate Drive
Shelton, Connecticut  06484

         Re: Post-Effective Amendment No. 20 under the Securities Act of 1933 and Post-Effective Amendment No. 22 under the Investment Company Act of 1940 Form N-1A filed by American Skandia Trust Registration No.: 33-24962
                  Investment Company No.:  811-5186
                  Our File No.74874-00-100
                  ______________________________________________________

Dear Mesdames and Messrs.:

         You have requested us, as general counsel to American Skandia Trust (the "Trust") to furnish you with this opinion in connection with the above-referenced registration statement filed by the Trust under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, (the "Registration Statement").

         We have made such examination of the statutes, authorities, and records of the Trust and other documents as in our judgment are necessary to form a basis for opinions hereinafter expressed. In our examination, we have assumed the genuineness of all signatures on, and authenticity of, and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Trust and others.

         Based upon the foregoing, we are of the opinion that the Trust is a registered business trust under the laws of the Commonwealth of Massachusetts, whose securities, sold in accordance with the laws of applicable jurisdictions, and with the terms of the Prospectus and Statement of Additional Information included as part of the Registration Statement, are valid, legally issued, fully paid, and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to Post-Effective Amendment No. 20 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, and to Post-Effective Amendment No. 22 under the Investment Company Act of 1940, as amended, and to the reference to our name under the heading "Legal Proceedings" included in the Registration Statement.

                                                           Very truly yours,


                                                           /s/ Werner & Kennedy
                                                           Werner & Kennedy